Consent of Independent Accountants


To the Board of Directors of Scudder International Fund, Inc.:

We consent to the inclusion in Post-Effective Amendment No. 65 to the Registration Statement of Scudder International Fund, Inc. on Form N-1A, of our reports dated June 25, 1998 on our audits of the Statements of Assets and Liabilities of Scudder International Value Fund and Scudder International Growth Fund as of June 24, 1998, which are included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption, "Additional Information."




                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
June 25, 1998